Exhibit 99

FOR RELEASE – Oct. 29, 2024

Corning Reports Strong Third-Quarter 2024 Financial Results (1)

Highlighting Key Milestones in ‘Springboard’ Plan to

Add More Than $3 Billion in Annualized Sales, and Achieve

Operating Margin of 20%, by the End of 2026

Results were at the high end of guidance, led by Optical Communications, which grew sales in its Enterprise business 55% year over year, driven by continued strong adoption of new optical-connectivity products for generative AI

GAAP operating margin expanded 150 bps year over year;

core operating margin expanded 160 bps year over year to 18.3%, marking significant progress on ‘Springboard’ target of 20% by the end of 2026

Display Technologies implemented price increases and expects to deliver segment net income of $900 million to $950 million in 2025,

and to maintain net income margin of 25%

In the fourth quarter, management expects year-over-year sales growth to accelerate and EPS to grow faster than sales, with core sales of ~$3.75 billion and core EPS in the range of $0.53 to $0.57

(1) Third-quarter GAAP sales were $3.39 billion, and GAAP EPS was $(0.14). Third-quarter core sales were $3.73 billion, and core EPS was $0.54. GAAP operating cash flow was $699 million, and adjusted free cash flow was $553 million.

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced its third-quarter 2024 results and provided its outlook for fourth-quarter 2024.

Wendell P. Weeks, chairman and chief executive officer, said, “We delivered another strong quarter of year-over-year growth. Third-quarter core sales grew 8% to $3.73 billion, and core EPS grew 20% – more than double the rate of sales – to $0.54, with core operating margin expanding 160 basis points to 18.3%. These results demonstrate the powerful incrementals embedded in our ‘Springboard’ plan to add more than $3 billion in annualized sales – and achieve operating margin of 20% – by the end of 2026.”

Weeks continued, “In addition to delivering strong third-quarter results, we are marking strategic milestones in our ‘Springboard’ plan. In Display Technologies, we implemented price increases and expect to deliver segment net income of $900 million to $950 million in 2025 and to maintain net income margin of 25%. Additionally, in Optical Communications, our new products for generative AI are seeing strong demand and driving record year-over-year growth in our Enterprise business. We also recently announced a multiyear supply agreement, valued at more than $1 billion, with AT&T to provide next-generation fiber, cable, and connectivity solutions to support the expansion of AT&T’s fiber network and help bring high-speed internet to more Americans.”

Ed Schlesinger, executive vice president and chief financial officer, said, “We had an outstanding third quarter. Our outperformance was led by Optical Communications, with 36% year-over-year sales growth – and 55% sales growth in the Enterprise portion of the segment, driven by continued strong adoption of our new optical connectivity products for generative AI. We also demonstrated progress on the powerful incremental profit and cash flow embedded in our ‘Springboard’ plan – we saw significant operating margin expansion and generated $553 million of adjusted free cash flow.”

Schlesinger continued, “We’re energized by the ‘Springboard’ milestones we’ve hit just three quarters into our three-year plan, and we’re confident that our momentum will continue. In the fourth quarter, we expect year-over-year sales growth to accelerate and EPS to grow faster than sales, with core sales growing about 15%, to approximately $3.75 billion, and core EPS growing approximately 40%, coming in at a range of $0.53 to $0.57.”

Corning Reports Third-Quarter 2024 Financial Results

Third-Quarter 2024 Financial Highlights:

●	GAAP sales were $3.39 billion. Core sales were $3.73 billion.
●	GAAP EPS was $(0.14). Core EPS was $0.54. The difference between GAAP and core EPS primarily reflected mainly non-cash, mark-to-market adjustments associated with the company’s translated earnings contracts and Japanese-yen-denominated debt; constant currency adjustments; and non-cash asset write-off charges.
●	GAAP gross margin was 33.5%, and core gross margin was 39.2%, reflecting 190-basis-point and 220-basis-point year-over-year improvement, respectively.
●	GAAP operating cash flow was $699 million, and adjusted free cash flow was $553 million.

Fourth-Quarter 2024 Outlook:

●	In the fourth quarter, management expects year-over-year sales growth to accelerate and EPS to grow faster than sales, with core sales of ~$3.75 billion and core EPS in the range of $0.53 to $0.57.

Third-Quarter 2024 Results and Comparisons

(In millions, except per-share amounts)

Results (GAAP)
	Q3 2024	Q2 2024	Q3 2023	Q/Q	Y/Y
Net Sales	$3,391	$3,251	$3,173	4%	7%
Net (Loss) Income (1)	($117)	$104	$164	*	*
Diluted EPS	($0.14)	$0.12	$0.19	*	*

(1) Represents GAAP net (loss) income attributable to Corning Incorporated.

* Not meaningful

Core Results (Non-GAAP)(1)
	Q3 2024	Q2 2024	Q3 2023	Q/Q	Y/Y
Core Sales	$3,733	$3,604	$3,459	4%	8%
Core Net Income	$465	$407	$386	14%	20%
Core EPS	$0.54	$0.47	$0.45	15%	20%

(1) Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release as well as on the company’s website.

Third-Quarter 2024 Segment Results

(In millions)

The third-quarter results below are prepared on a basis consistent with Corning’s segment reporting as presented in the company’s consolidated financial statements.

Optical Communications
	Q3 2024	Q2 2024	Q3 2023	Q/Q	Y/Y
Net Sales	$1,246	$1,113	$918	12%	36%
Net Income	$175	$143	$91	22%	92%

In Optical Communications, third-quarter sales were $1.2 billion, up 36% year over year, primarily driven by record sales in the Enterprise portion of the business, which was up 55%. Third-quarter net income was $175 million, up 92% year over year, driven by strong incremental profit on the higher volume.

Display Technologies
	Q3 2024	Q2 2024	Q3 2023	Q/Q	Y/Y
Net Sales	$1,015	$1,014	$972	—	4%
Net Income	$285	$258	$242	10%	18%

In Display Technologies, third-quarter sales were $1 billion, consistent with the second quarter. Net income was $285 million.

Corning Reports Third-Quarter 2024 Financial Results

Specialty Materials
	Q3 2024	Q2 2024	Q3 2023	Q/Q	Y/Y
Net Sales	$548	$501	$563	9%	(3%)
Net Income	$72	$63	$72	14%	—

In Specialty Materials, third-quarter sales were $548 million, up 9% sequentially, driven by continued strong demand for premium glass for mobile devices. Third-quarter net income was $72 million, up 14% sequentially.

Environmental Technologies
	Q3 2024	Q2 2024	Q3 2023	Q/Q	Y/Y
Net Sales	$382	$431	$449	(11%)	(15%)
Net Income	$75	$97	$99	(23%)	(24%)

In Environmental Technologies, third-quarter sales were $382 million, down 11% sequentially, reflecting the continued impact of the Class 8 truck downcycle in North America, as anticipated. Net income was $75 million.

Life Sciences
	Q3 2024	Q2 2024	Q3 2023	Q/Q	Y/Y
Net Sales	$244	$249	$230	(2%)	6%
Net Income	$15	$17	$13	(12%)	15%

In Life Sciences, third-quarter sales were $244 million, up 6% year over year. Net income was $15 million, up 15% year over year.

Hemlock and Emerging Growth Businesses
	Q3 2024	Q2 2024	Q3 2023	Q/Q	Y/Y
Net Sales	$298	$296	$327	1%	(9%)
Net Loss	$(12)	$(23)	$(8)	48%	(50%)

In Hemlock and Emerging Growth Businesses, third-quarter sales were $298 million, consistent sequentially.

Upcoming Investor Events

In fourth-quarter 2024, Corning will attend the UBS Global Technology Conference on Dec. 3. Additionally, Corning will be scheduling management visits to investor offices in select cities. Visit the company’s Investor Relations website for up-to-date information.

Third-Quarter Conference Call Information

The company will host its third-quarter conference call on Tuesday, Oct. 29, at 8:30 a.m. EDT. To participate, individuals may preregister here prior to the start of the call. Once the required fields are completed, click “Register.” A telephone number and PIN will be auto generated and will pop up on screen. Participants will have the choice to “Dial In” or have the system “Call Me.” A confirmation email will also be sent with specific dial-in information. To listen to a live audio webcast of the call, go to the company’s Investor Relations events page and follow the instructions.

Presentation of Information in this News Release

This news release includes non-GAAP financial measures. Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on the company’s website by going to the Investor Relations page and clicking “Quarterly Results” under the “Financials and Filings” tab. These reconciliations also accompany this news release.

Corning Reports Third-Quarter 2024 Financial Results

With respect to the outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because management does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of management’s control. As a result, management is unable to provide outlook information on a GAAP basis.

Caution Concerning Forward-Looking Statements

The statements contained in this release and related comments by management that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” “target,” “estimate,” “forecast” or similar expressions are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These forward-looking statements relate to, among other things, the company’s future operating performance, the company’s share of new and existing markets, the company’s revenue and earnings growth rates, the company’s ability to innovate and commercialize new products, the company’s expected capital expenditure and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity.

Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business and key performance indicators that impact the company, there can be no assurance that these forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws.

Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: global economic trends, competition and geopolitical risks, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses’ global supply chains and strategies; changes in macroeconomic and market conditions and market volatility, including developments and volatility arising from health crisis events, inflation, interest rates, the value of securities and other financial assets, precious metals, oil, natural gas, raw materials and other commodity prices and exchange rates (particularly between the U.S. dollar and the Japanese yen, New Taiwan dollar, euro, Chinese yuan and South Korean won), the availability of government incentives, decreases or sudden increases of consumer demand, and the impact of such changes and volatility on our financial position and businesses; the duration and severity of health crisis events, such as an epidemic or pandemic, and its impact across our businesses on demand, personnel, operations, our global supply chains and stock price; possible disruption in commercial activities or our supply chain due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, international trade disputes or major health concerns; loss of intellectual property due to theft, cyber-attack, or disruption to our information technology infrastructure; ability to enforce patents and protect intellectual property and trade secrets; disruption to Corning’s, our suppliers’ and manufacturers’ supply chain, equipment, facilities, IT systems or operations; product demand and industry capacity; competitive products and pricing; availability and costs of critical components, materials, equipment, natural resources and utilities; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; the amount and timing of any future dividends; the effects of acquisitions, dispositions and other similar transactions; the effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; our ability to increase margins through implementation of operational changes, pricing actions and cost reduction measures; rate of technology change; adverse litigation; product and component performance issues; retention of key personnel; customer ability to maintain profitable operations and obtain financing to fund ongoing operations and manufacturing expansions and pay receivables when due; loss of significant customers; changes in tax laws, regulations and international tax standards; the impacts of audits by taxing authorities; the potential impact of legislation, government regulations, and other government action and investigations; and other risks detailed in Corning’s SEC filings.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Corning Reports Third-Quarter 2024 Financial Results

Web Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (https://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

About Corning Incorporated

Corning (www.corning.com) is one of the world’s leading innovators in materials science, with a 170-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people’s lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries. Corning’s capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping its customers capture new opportunities in dynamic industries. Today, Corning’s markets include optical communications, mobile consumer electronics, display, automotive, solar, semiconductors, and life sciences.

Media Relations Contact:

Michael A. West Jr.

(607) 684-1167

westm4@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

Consolidated Statements of (Loss) Income	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net sales	$3,391	$3,173	$9,617	$9,594
Cost of sales	2,254	2,169	6,538	6,574

Gross margin	1,137	1,004	3,079	3,020

Operating expenses:
Selling, general and administrative expenses	510	468	1,432	1,329
Research, development and engineering expenses	294	270	814	787
Amortization of purchased intangibles	31	30	91	92

Operating income	302	236	742	812

Interest income	12	10	34	25
Interest expense	(83)	(82)	(250)	(239)
Translated earnings contract (loss) gain, net	(157)	20	(91)	128
Other (loss) income, net	(166)	33	(59)	128

(Loss) income before income taxes	(92)	217	376	854
Provision for income taxes	(3)	(35)	(124)	(178)

Net (loss) income	(95)	182	252	676

Net income attributable to non-controlling interest	(22)	(18)	(56)	(55)

Net (loss) income attributable to Corning Incorporated	$(117)	$164	$196	$621

(Loss) earnings per common share available to common shareholders:
Basic	$(0.14)	$0.19	$0.23	$0.73
Diluted	$(0.14)	$0.19	$0.23	$0.72

Consolidated Balance Sheets	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions, except share and per share amounts)

	September 30,	December 31,
	2024	2023
Assets

Current assets:
Cash and cash equivalents	$1,613	$1,779
Trade accounts receivable, net of doubtful accounts	1,986	1,572
Inventories	2,793	2,666
Other current assets	1,284	1,195
Total current assets	7,676	7,212

Property, plant and equipment, net of accumulated depreciation	14,059	14,630
Goodwill	2,390	2,380
Other intangible assets, net	814	905
Deferred income taxes	1,211	1,153
Other assets	2,172	2,220

Total Assets	$28,322	$28,500

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$335	$320
Accounts payable	1,565	1,466
Other accrued liabilities	2,737	2,533
Total current liabilities	4,637	4,319

Long-term debt	7,073	7,206
Postretirement benefits other than pensions	357	398
Other liabilities	4,788	4,709
Total liabilities	16,855	16,632

Commitments and contingencies
Shareholders’ equity:
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1.8 billion and 1.8 billion	920	916
Additional paid-in capital – common stock	17,177	16,929
Retained earnings	15,859	16,391
Treasury stock, at cost; Shares held: 986 million and 980 million	(20,845)	(20,637)
Accumulated other comprehensive loss	(2,008)	(2,048)
Total Corning Incorporated shareholders’ equity	11,103	11,551
Non-controlling interest	364	317
Total equity	11,467	11,868

Total Liabilities and Equity	$28,322	$28,500

Consolidated Statements of Cash Flows	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Cash Flows from Operating Activities:
Net (loss) income	$(95)	$182	$252	$676
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	310	310	924	932
Amortization of purchased intangibles	31	30	91	92
Loss on disposal of assets, net	9	49	135	72
Share-based compensation expense	76	57	202	168
Translation loss (gain) on Japanese yen-denominated debt	107	(35)	(28)	(162)
Deferred tax (benefit) provision	(52)	47	(51)	37
Translated earnings contract loss (gain), net	157	(20)	91	(128)
Release of cumulative translation losses	62		62
Tax deposit refund				99
Changes in assets and liabilities:
Trade accounts receivable	(209)	(73)	(493)	(137)
Inventories	(45)	73	(134)	131
Other current assets	(122)	(9)	(138)	(58)
Accounts payable and other current liabilities	318	152	266	(264)
Customer deposits and government incentives	66	(11)	48	(17)
Deferred income	93	13	23	(11)
Other, net	(7)	(43)	66	(138)
Net cash provided by operating activities	699	722	1,316	1,292

Cash Flows from Investing Activities:
Capital expenditures	(217)	(341)	(711)	(1,111)
Proceeds from sale of equipment to related party				67
Realized gains on translated earnings contracts and other	71	93	239	270
Other, net	(53)	(7)	(65)	4
Net cash used in investing activities	(199)	(255)	(537)	(770)

Cash Flows from Financing Activities:
Repayments of debt	(212)	(107)	(254)	(180)
Proceeds from issuance of debt	149	60	153	80
Proceeds from issuance of euro bonds				918
Proceeds from other financing arrangements				54
Repayment of other financing arrangements		(54)		(54)
Proceeds from cross currency swap			68
Payment for redemption of preferred stock				(507)
Payments of employee withholding tax on stock awards	(18)	(4)	(76)	(103)
Proceeds from exercise of stock options	23	4	57	39
Purchases of common stock for treasury	(30)		(135)
Dividends paid	(242)	(246)	(737)	(741)
Other, net	(2)	(9)	(20)	(26)
Net cash used in financing activities	(332)	(356)	(944)	(520)
Effect of exchange rates on cash	26	(10)	(1)	(34)
Net increase (decrease) in cash and cash equivalents	194	101	(166)	(32)
Cash and cash equivalents at beginning of period	1,419	1,538	1,779	1,671
Cash and cash equivalents at end of period	$1,613	$1,639	$1,613	$1,639

Corning Incorporated and Subsidiary Companies

GAAP (Loss) Earnings per Common Share

(Unaudited; in millions, except per share amounts)

The following table sets forth the computation of basic and diluted (loss) earnings per common share:

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net (loss) income attributable to Corning Incorporated	$(117)	$164	$196	$621

Weighted-average common shares outstanding - basic	854	850	853	848
Effect of dilutive securities:
Stock options and other awards		9	15	10
Weighted-average common shares outstanding - diluted	854	859	868	858
Basic (loss) earnings per common share	$(0.14)	$0.19	$0.23	$0.73
Diluted (loss) earnings per common share	$(0.14)	$0.19	$0.23	$0.72

Core Earnings per Share

(Unaudited; in millions, except per share amounts)

The following table sets forth the computation of core earnings per share:

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Core net income	$465	$386	$1,202	$1,124

Weighted-average common shares outstanding - basic	854	850	853	848
Effect of dilutive securities:
Stock options and other awards	11	9	15	10
Weighted-average common shares outstanding - diluted	865	859	868	858
Core earnings per share	$0.54	$0.45	$1.38	$1.31

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we adjust certain measures included in our consolidated financial statements to exclude specific items to arrive at our core performance measures. These items include the impact of translating the Japanese yen-denominated debt, the impact of the translated earnings contracts, acquisition-related costs, certain discrete tax items and other tax-related adjustments, restructuring, impairment and other charges and credits, certain litigation, regulatory and other legal matters, pension mark-to-market adjustments and other items which do not reflect the ongoing operating results of the Company.

In addition, because a significant portion of our revenues and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on sales and net income of translating these currencies into U.S. dollars. Therefore, management utilizes constant-currency reporting for the Display Technologies, Specialty Materials, Environmental Technologies and Life Sciences segments to exclude the impact from the Japanese yen, South Korean won, Chinese yuan, New Taiwan dollar and euro, as applicable to the segment. In addition, effective January 1, 2024, the Company began utilizing constant-currency reporting for the Optical Communications segment to exclude the impact from the Mexican peso on segment results. Prior periods were not recast as the impact was not material. The most significant constant-currency adjustment relates to the Japanese yen exposure within the Display Technologies segment.

The constant-currency rates established for our core performance measures are internally derived long-term management estimates, which are closely aligned with our hedging instrument rates. These hedging instruments may include, but are not limited to, foreign exchange forward or option contracts and foreign-denominated debt. For details of the rates used, please see the footnotes to the “Reconciliation of Non-GAAP Measures” section. We believe that the use of constant-currency reporting allows management to understand our results without the volatility of currency fluctuations, analyze underlying trends in the businesses and establish operational goals and forecasts.

Core performance measures are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We provide investors with these non-GAAP measures to evaluate our results as we believe they are indicative of our core operating performance and provide greater transparency to how management evaluates our results and trends and makes financial and operational decisions. These measures are not, and should not be viewed as a substitute for, GAAP reporting measures. With respect to the outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because management does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of management’s control. As a result, management is unable to provide outlook information on a GAAP basis.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures.”

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions, except per share amounts)

	Three months ended September 30, 2024
			Net (loss)
			income
		(Loss)	attributable
	Net	income before	to Corning	Effective tax		Per
	sales	income taxes	Incorporated	rate (a)(b)		share
As reported – GAAP	$3,391	$(92)	$(117)	(3.3%	)	$(0.14)
Constant-currency adjustment (1)	342	258	239			0.28
Translation loss on Japanese yen-denominated debt, net (2)		107	82			0.10
Translated earnings contract loss (3)		157	121			0.14
Acquisition-related costs (4)		32	23			0.03
Discrete tax items and other tax-related adjustments (5)			(14)			(0.02)
Restructuring, impairment and other charges and credits (6)		134	125			0.15
Pension mark-to-market adjustment (7)		(20)	(15)			(0.02)
Loss on investments (8)		7	7			0.01
Loss on sale of assets (9)		3	2			0.00
Litigation, regulatory and other legal matters (10)		16	12			0.01
Core performance measures	$3,733	$602	$465	19.1%		$0.54

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the effective tax rate (“ETR”) for GAAP and Core excludes net income attributable to non-controlling interest (“NCI”) of approximately $22 million and $23 million, respectively.

	Three months ended September 30, 2023
			Net income
			attributable
	Net	Income before	to Corning	Effective tax	Per
	sales	income taxes	Incorporated	rate (a)(b)	share
As reported - GAAP	$3,173	$217	$164	16.1%	$0.19
Constant-currency adjustment (1)	286	212	164		0.19
Translation gain on Japanese yen-denominated debt, net (2)		(35)	(29)		(0.03)
Translated earnings contract gain (3)		(20)	(16)		(0.02)
Acquisition-related costs (4)		33	25		0.03
Discrete tax items and other tax-related adjustments (5)			(3)		(0.00)
Restructuring, impairment and other charges and credits (6)		72	58		0.07
Pension mark-to-market adjustment (7)		7	6		0.01
Gain on investments (8)		(8)	(8)		(0.01)
Litigation, regulatory and other legal matters (10)		32	25		0.03
Core performance measures	$3,459	$510	$386	20.5%	$0.45

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the ETR for GAAP and Core excludes net income attributable to NCI of approximately $18 million and $19 million, respectively.

See “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions, except per share amounts)

	Nine months ended September 30, 2024
			Net income
			attributable
	Net	Income before	to Corning	Effective tax	Per
	sales	income taxes	Incorporated	rate (a)(b)	share
As reported – GAAP	$9,617	$376	$196	33.0%	$0.23
Constant-currency adjustment (1)	978	751	604		0.70
Translation gain on Japanese yen-denominated debt, net (2)		(28)	(21)		(0.02)
Translated earnings contract loss (3)		91	70		0.08
Acquisition-related costs (4)		96	69		0.08
Discrete tax items and other tax-related adjustments (5)			5		0.01
Restructuring, impairment and other charges and credits (6)		263	248		0.29
Pension mark-to-market adjustment (7)		(6)	(4)		(0.00)
Loss on investments (8)		19	18		0.02
Loss on sale of assets (9)		13	9		0.01
Litigation, regulatory and other legal matters (10)		11	8		0.01
Core performance measures	$10,595	$1,586	$1,202	20.4%	$1.38

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the effective tax rate (“ETR”) for GAAP and Core excludes net income attributable to non-controlling interest (“NCI”) of approximately $56 million and $61 million, respectively.

	Nine months ended September 30, 2023
			Net income
			attributable
	Net	Income before	to Corning	Effective tax	Per
	sales	income taxes	Incorporated	rate (a)(b)	share
As reported - GAAP	$9,594	$854	$621	20.8%	$0.72
Constant-currency adjustment (1)	714	535	403		0.47
Translation gain on Japanese yen-denominated debt, net (2)		(162)	(131)		(0.15)
Translated earnings contract gain (3)		(128)	(103)		(0.12)
Acquisition-related costs (4)		99	70		0.08
Discrete tax items and other tax-related adjustments (5)			26		0.03
Restructuring, impairment and other charges and credits (6)		275	220		0.26
Pension mark-to-market adjustment (7)		(4)	(3)		(0.00)
Loss on investments (8)		1	1		0.00
Gain on sale of assets (9)		(20)	(15)		(0.02)
Litigation, regulatory and other legal matters (10)		44	35		0.04
Core performance measures	$10,308	$1,494	$1,124	20.5%	$1.31

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the ETR for GAAP and Core excludes net income attributable to NCI of approximately $55 million and $63 million, respectively.

See “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions)

	Three months ended September 30, 2024
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	income	%
As reported - GAAP	$1,137	33.5%	$510	$294	$302	8.9%
Constant-currency adjustment (1)	256		3		253
Acquisition-related costs (4)			1		30
Restructuring, impairment and other charges and credits (6)	47		(13)	(7)	67
Pension mark-to-market adjustment (7)			(9)	(2)	11
Loss on sale of assets (9)	3				3
Litigation, regulatory and other legal matters (10)	20		4		16
Core performance measures	$1,463	39.2%	$496	$285	$682	18.3%

	Three months ended September 30, 2023
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	income	%
As reported - GAAP	$1,004	31.6%	$468	$270	$236	7.4%
Constant-currency adjustment (1)	212		3		209
Acquisition-related costs (4)				(1)	31
Restructuring, impairment and other charges and credits (6)	63		(2)	(7)	72
Pension mark-to-market adjustment (7)			4	2	(6)
Litigation, regulatory and other legal matters (10)			(35)		35
Core performance measures	$1,279	37.0%	$438	$264	$577	16.7%

See “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions)

	Nine months ended September 30, 2024
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	income	%
As reported - GAAP	$3,079	32.0%	$1,432	$814	$742	7.7%
Constant-currency adjustment (1)	749		10	1	738
Acquisition-related costs (4)			1	(1)	91
Restructuring, impairment and other charges and credits (6)	168		(18)	(7)	193
Pension mark-to-market adjustment (7)			(20)	(5)	25
Loss on sale of assets (9)	13				13
Litigation, regulatory and other legal matters (10)	20		9		11
Core performance measures	$4,029	38.0%	$1,414	$802	$1,813	17.1%

	Nine months ended September 30, 2023
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	income	%
As reported - GAAP	$3,020	31.5%	$1,329	$787	$812	8.5%
Constant-currency adjustment (1)	537		8		529
Acquisition-related costs (4)			2	(1)	91
Restructuring, impairment and other charges and credits (6)	196		(24)	(19)	239
Pension mark-to-market adjustment (7)			(10)	(1)	11
Gain on sale of assets (9)	(20)				(20)
Litigation, regulatory and other legal matters (10)	(6)		(53)		47
Core performance measures	$3,727	36.2%	$1,252	$766	$1,709	16.6%

See “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Cash flows from operating activities	$699	$722	$1,316	$1,292
Realized gains on translated earnings contracts and other	71	93	239	270
Translation losses on cash balances		(8)		(58)
Adjusted cash flows from operating activities	$770	$807	$1,555	$1,504
Less: Capital expenditures	$217	$341	$711	$1,111
Adjusted free cash flow	$553	$466	$844	$393

Items Adjusted from GAAP Measures

Items adjusted from GAAP measures to arrive at core performance measures are as follows:

(1)

Constant-currency adjustment: As a significant portion of revenues and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on sales and net income of translating these currencies into U.S. dollars. The Company utilizes constant-currency reporting for Display Technologies, Specialty Materials, Environmental Technologies and Life Sciences segments for the Japanese yen, Korean won, Chinese yuan, New Taiwan dollar and euro, as applicable to the segment. In addition, effective January 1, 2024, the Company began utilizing constant-currency reporting for the Optical Communications segment to exclude the impact from the Mexican peso on segment results. Prior periods were not recast as the impact was not material.

The constant-currency rates established for our core performance measures are internally derived long-term management estimates, which are closely aligned with our hedging instrument rates. These hedging instruments may include, but are not limited to, foreign exchange forward or option contracts and foreign-denominated debt. For the three and nine months ended September 30, 2024, the adjustment primarily relates to our Japanese yen exposure due to the difference in the average spot rate compared to our core rate.

We believe that the use of constant-currency reporting allows management to understand our results without the volatility of currency fluctuation, analyze underlying trends in the businesses and establish operational goals and forecasts.

Constant-currency rates used are as follows and are applied to all periods presented and to all foreign exchange exposures during the period, even though we may be less than 100% hedged:

	Currency	Japanese yen	Korean won	Chinese yuan	New Taiwan dollar	Euro	Mexican peso
	Rate	¥107	₩1,175	¥6.7	NT$31	€0.81	MX$20

(2)	Translation of Japanese yen-denominated debt, net: Amount reflects the gain or loss on the translation of our yen-denominated debt to U.S. dollars, net of a $10 million and $3 million gain, respectively, for the three and nine months ended September 30, 2024, related to the change in the fair value of our cross currency swap contracts.
(3)	Translated earnings contract: Amount reflects the impact of the realized and unrealized gains and losses from the Japanese yen, South Korean won, Chinese yuan, euro and New Taiwan dollar-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of our British pound and Mexican peso-denominated foreign currency hedges related to translated earnings.
(4)	Acquisition-related costs: Amount reflects intangible amortization, inventory valuation adjustments and external acquisition-related deal costs, as well as other transaction related costs.
(5)	Discrete tax items and other tax-related adjustments: Amount reflects certain discrete period tax items such as changes in tax law, the impact of tax audits, changes in tax reserves and changes in deferred tax asset valuation allowances, as well as other tax-related adjustments.
(6)	Restructuring, impairment and other charges and credits: Amount reflects certain restructuring, impairment losses and other charges and credits, as well as other expenses, including severance, accelerated depreciation, asset write-offs and facility repairs resulting from power outages, and the recognition of cumulative foreign currency translation adjustments upon the substantial liquidation of a foreign entity, which are not related to ongoing operations.
(7)	Pension mark-to-market adjustment: Amount primarily reflects defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.
(8)	Loss (gain) on investments: Amount reflects the loss or gain recognized on investments due to mark-to-market adjustments for the change in fair value or the disposition of an investment.
(9)	Loss (gain) on sale of assets: Amount represents the loss or gain recognized for the sale of assets.
(10)	Litigation, regulatory and other legal matters: Amount reflects developments in commercial litigation, intellectual property disputes, adjustments to our estimated liability for environmental-related items and other legal matters.